CSFB-2003-AR9-G3-M1 - Price/Yield - IIIM2								CSFB 2003-AR9 CLASS III-M-2

Balance	CONTACT DESK	Delay	0	Index	LIBOR_1MO | 1.27	WAC(3)	6.4047
Coupon*	1.71	Dated	3/30/2003	Mult / Margin	1 / 1.95	NET(3)	5.983901
Settle	3/31/2003	First Payment	4/25/2003	HARD CAP	11%	WAM(3)	352

*COUPON: WILL EQUAL THE LESSER OF (I) ONE-MONTH LIBOR PLUS THE INDICATED CERTIFICATE MARGIN, (II) THE NET FUNDS CAP, AND III) THE INDICATED HARD CAP.
RUN TO THE GROUP III 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)
100-00	3.242	3.242	3.242	3.242	3.242	3.242	3.242	3.242	3.242	3.242	Yield
100-00	195	195	195	195	195	195	195	195	195	195	Disc Margin

WAL	10.31	5.45	4.95	4.38	3.76	3.41	3.22	3.14	3.14	3.17
Mod Durn	8.65	4.95	4.53	4.06	3.53	3.22	3.06	2.98	2.98	3.01
Principal Window	Apr09 - Nov19	Apr06 - Jun12	Apr06 - Aug11	Apr06 - Jul10	Apr06 - Mar09	Apr06 - Apr08	Apr06 - Jun07	Apr06 - Nov06	Apr06 - Jun06	Apr06 - Jun06
Accrued Interest	422.35	422.35	422.35	422.35	422.35	422.35	422.35	422.35	422.35	422.35

LIBOR_1MO	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27
LIBOR_6MO	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18
LIBOR_1YR	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21
CMT_1YR	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

							PRELIMINARY